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                                                                    EXHIBIT 3.6

                                     BYLAWS

                                       OF

                            GLASSEAL PRODUCTS, INC.,
                            A NEW JERSEY CORPORATION


                              ARTICLE I. Offices.
                                         --------

          Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be located in the City of Lakewood, New Jersey.

          Section 2. PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board of Directors (the "Board"). The Board is granted full power and authority to change said principal office from one location to another.

          Section 3. OTHER OFFICES. The Corporation may also have an office or offices at such other places, either within or without the State of New Jersey, as the Board may from time to time designate or the business of the Corporation may require.

                     ARTICLE II. Meetings of Shareholders.
                                 ------------------------

          Section 1. TIME AND PLACE OF MEETINGS. Meetings of shareholders shall be held at such time and place, within or without the State of New Jersey, as may be designated by the Board.

          Section 2. ANNUAL MEETINGS. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution or, if not so designated, at the registered office of the Corporation in the State of New Jersey.

          Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting, or by such person or persons authorized by the Certificate of Incorporation.
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          Section 4. NOTICE OF MEETINGS. Notice of each meeting of shareholders, stating the place, date and hour of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of shareholders, except as provided by applicable law or by the Certificate of Incorporation.

          Section 6. VOTING. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

          Section 7. SHAREHOLDER ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at any annual or special meeting of shareholders by New Jersey law or Certificate of Incorporation or Bylaws of the Corporation, may be taken without a meeting if all of the shareholders entitled to vote thereon consent thereto in writing, except that in the case of any action to be taken pursuant to Chapter 10 of the New Jersey Business Corporation Act (Merger, Consolidation, Acquisition of All Capital Shares of a Corporation and Sale of Assets), such action may be taken without a meeting only if all shareholders consent thereto in writing or if all shareholders entitled to vote thereon consent thereto in writing and the Corporation provides to all other shareholders the advance notification required by paragraph 14A:5-6(2)(b) of the New Jersey Business Corporation Act.

          Except as otherwise provided in the Certificate of Incorporation and subject to the provisions of this section, any action required or permitted to be taken at a meeting of shareholders by the New Jersey Business Corporation Act, the Certificate of Incorporation, or Bylaws, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

                            ARTICLE III. Directors.
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          Section 1. POWERS. Subject to limitations of the Certificate of
Incorporation and the New Jersey Business Corporation Act, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Each director shall hold office until his or her successor is elected and qualified or until his or
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her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any director may be removed from office, with or without cause by the holder of a majority of the shares of the stock of the Corporation then entitled to vote at an election of directors.

          Section 2. NUMBER OF DIRECTORS. The Board shall consist of one or more members in such manner as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of two (2) members. Directors need not be shareholders, and each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.

          Section 3. REGULAR MEETINGS. Immediately following each annual meeting of the shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Other regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

          Section 4. SPECIAL MEETINGS. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting.

          Section 5. NOTICE. Notices of special meetings shall be mailed by the Secretary to each member of the Board not less than two days before such meeting, and shall state the purpose thereof. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

          Section 6. QUORUM. At all meetings of the Board, a majority of the total number of directors of the Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by APPLICABLE LAW OR BY the Certificate of Incorporation.

          SECTION 7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board or committee.
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                             ARTICLE IV. Officers.
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          Section 1. APPOINTMENT, REMOVAL AND RESIGNATION. The officers of the
Corporation shall be appointed by the Board and shall be a President, a Secretary and a Treasurer. The Board may also appoint a Chairman of the Board, one or more Vice Presidents and such other officers (including Assistant Secretaries and Financial Officers) as the Board may deem necessary or desirable. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, any number of offices may be held by the same person. The officers shall be elected annually, and shall hold office until their respective successors are elected and qualify, or until their resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

          Section 2. POWERS. Each officer shall perform the duties and exercise the powers usually incident to the office and such other duties as may be assigned by the Board. The President shall be the chief executive officer of the Corporation. The Vice President shall, in the absence of the President, perform all of the duties of the President and, when so acting, shall have all of the powers of the President. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders and the directors in a book to be kept for that purpose.


                          ARTICLE V. Indemnification.
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          Each person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by New Jersey law, as the same exists or may hereafter be amended.
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                           ARTICLE VI. Miscellaneous
                                       -------------

          Subject to the provisions of the Certificate of Incorporation and the New Jersey Business Corporation Act, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board or by the shareholders.